Exhibit (a)(22) Unlocking Value by Separating Centuri 2021 Year End Earnings Conference Call March 2, 2022

Safe Harbor Statements Forward-Looking Statements Unless context otherwise requires, in this presentation, references to “we”, “us” and “our” are to Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company” or “SWX”) together with its consolidated subsidiaries, which include, among others, Southwest Gas Corporation (“SWGC” or “LDC”), Dominion Energy Questar Pipelines, LLC soon to be known as MountainWest Pipelines Holding Company (“MountainWest” or “MWP”), Centuri Group (“Centuri”) and Great Basin Gas Transmission Company (“Great Basin” or “GBGTC”). The following are subsidiaries of Centuri: NPL Construction Co. (“NPL”), NPL Canada Ltd. (“NPL Canada”), New England Utility Constructors, Inc. (“Neuco”), Linetec Services, LLC (“Linetec”), and Riggs Distler & Company, Inc. (“Riggs Distler”), Canyon Pipeline Construction, Inc. (“Canyon”), National Powerline LLC (“Powerline”) andW.S. Nicholls Construction Inc. (“WSN Construction”). This presentation includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These include, without limitation, our 2022 expectations for our utility infrastructure services and natural gas operations segments, estimated natural gas operations capital expenditures, projected rate baseat December 31, 2026, our 2022 financial guidance and expected value drivers, as well as statements regarding the integration of our acquisition of MountainWest, our decision to separate Centuri from Southwest Gas Holdings, the strategic benefits of separation, the stand alone value propositions, energy transition expectations, financing plans, and otherinvestment opportunities. Forward-looking statements are based on assumptions which we believe are reasonable, based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions are subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, those discussed under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”and “Quantitative and Qualitative Disclosure about Market Risk” in the Company’s most recent Annual Report on Form10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC, and other reports that we file with the SEC from time to time, and the following: The timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, whether we will separate Centuri within the anticipated timeframe and the impact to our results of operations and financial position from the separation, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, the cost and management attention of ongoing litigation that the Company is currently engaged in, the costs and effect of stockholder activism, including the cost and effects of the pending tender offer and proxy contest brought by Carl Icahn and his affiliates, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, EBITDA as a percentage of revenue, and interest expense will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. The statements in this presentation are made as of the date hereof, even if subsequently made available on our Web site or otherwise. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. 2021 Year End Earnings Presentation 2 March 2, 2022

Safe Harbor Statements (Continued) How to Find FurtherInformation This presentation does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”). In connection with the Annual Meeting, the Company has filed a preliminary proxy statement and will file a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company will furnish, with any other relevant information or documents, to its stockholders in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND WHITE PROXY CARD AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting will be made solely through the definitive proxy statement. In addition, a copy of the definitive proxy statement (when it becomes available) may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the Company’s website at www.swgasholdings.com. Important Information for Investors and Stockholders This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEPUtility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621. Participants in the Solicitation The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC, when they become available. 2021 Year End Earnings Presentation 3 March 2, 2022

Non-GAAP Measures Non-GAAP Measures. This presentation contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, (iii) utility infrastructure services segment adjusted net income, and (iv) corporate and administrative adjusted net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income for the three months and year ended Dec ember 31, 2021 includes adjustments to add back expenses related to the MountainWest acquisition and expenses related to the ongoing proxy contest and related stockholder litigation. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition because they are one-time expenses that will not recur in future periods. Management believes it is appropriate to adjust for expenses related to the proxy contest and related stockholder litigation because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure adjusted net income and adjusted consolidated net income include adjustments related to one-time expenses related to the Riggs Distler acquisition. Management also uses the non-GAAP measure of operating margin related to its natural gas distribution operations. The Company recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on the Company’s profitability. Therefore, management routinely uses operating margin, defined by management as gas operating revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses. 2021 Year End Earnings Presentation 4 March 2, 2022

Participants PAUL DAILY JOHN HESTER KAREN HALLER GREG PETERSON JUSTIN BROWN BOYD NELSON PRESIDENT AND CEO PRESIDENT AND CEO SVP/CFO SVP/GENERAL COUNSEL VP/STRATEGY/INVESTOR RELATIONS EVP/CHIEF LEGAL/ADMIN OFFICER CENTURI SOUTHWEST GAS HOLDINGS SOUTHWEST GAS HOLDINGS SOUTHWEST GAS CORPORATION SOUTHWEST GAS HOLDINGS SOUTHWEST GAS HOLDINGS 2021 Year End Earnings Presentation 5 March 2, 2022

Agenda ▪ Unlocking Value through the Separation of Centuri: positions both SWX and Centuri to maximize stockholder value ▪ SWX Standalone Value Proposition: fully regulated natural gas business ▪ Centuri Standalone Value Proposition: world-class utility infrastructure services platform ▪ 2021 Financial Results and 2022 Guidance: delivering results guiding toward a business separation 2021 Year End Earnings Presentation 6 March 2, 2022

Unlocking Value through the Separation of Centuri

A Timeline of Successful Business Growth Toward Separation

Over 25 years, SWX has developed Centuri into a utility infrastructure services leader with $2.5 billion in pro forma revenues (2021)

1996



Acquisition by Southwest Gas

SOUTHWEST GAS

NPL becomes a wholly-owned subsidiary of Southwest Gas Corporation, following completion of a $24 million acquisition

2000



Strategic Alliances

Nicor Gas

Strategic Alliances developed with key customers to meet the changing needs to support capital spend growth with a consistent and qualified workforce

2012



Record Growth

Revenue reaches $500 million as a result of increased investment in regulatory-driven utility infrastructure programs

2014/15



Strategic Growth

With a 100-year vision for growth and diversification, Centuri is established as a holding company and enters the Canadian market with acquisition of Link-Line Group of Companies

CENTURI

Revenue exceeds $1 billion in first full year of combined company (2015)

2017



Neuco Acquisition

neuco

Centuri expands its geographical reach in the U.S. to include New England with the acquisition of New England Utility Constructors, Inc. (Neuco)

2018



Industry Leadership

Centuri is ranked #12 in ENR's Top 600 Specialty Contractors

LINETEC SERVICES

Centuri grows electric T&D services and expands geographic reach into the U.S. Gulf Coast region with the acquisition of Linetec Services, LLC

Centuri advisory board formed

2019/20



Record Achievements

Company-wide record safety performance

Annual revenue increases to $1.95 billion. Net Income $75 million (2020)

2021



Transformational Acquisition

RIGGS DISTLER

The addition of Riggs Distler provides Centuri with a strong union electric platform enabling new service offerings to combination utility customers and expands geographic reach in the Northeast and Mid-Atlantic

2022

CENTURI

Transition to Separation from

Southwest Gas HOLDINGS

(in millions)

	1996	2000	2012	2014/15	2017	2018	2019/20	2021
Revenue	$98	$163	$606	$1,009	$1,246	$1,522	$1,948	$2,466(1)
Adj. EBITDA(3)	$13	$21	$65	$110	$100	$142	$213	$252(2)

Notes: (1) Includes $307 million of revenue earned by Riggs Distler prior to acquisition (2) Pro forma including $38 million of adjusted EBITDA earned by Riggs Distler prior to acquisition (3) See appendix for EBITDA reconciliation

Southwest Gas HOLDINGS
2021 Year End Earnings Presentation
March 2, 2022
8

Creating Two, Independent Growth Oriented Companies Fully Regulated Natural Gas Business Utility Infrastructure Services CEO: John Hester CEO: Paul Daily HQ: Las Vegas, NV HQ: Phoenix, AZ ▪ ~10,500 employees ▪ 2,550 employees ▪ Located in 45+ states/provinces in the U.S. ▪ SWGC 2,300 and Canada ▪ MWP 250 ▪ Multiservices platform ▪ 2.1 million utility customers (1) ▪ 2021 pro forma revenue: $2,466 million ▪ Over 2,000 miles of FERC-regulated pipelines ▪ 2021 revenue: $1,522 million Notes: (1) Includes $307 million of revenue earned by Riggs Distler prior to acquisition 2021 Year End Earnings Presentation 9 March 2, 2022

Separation to Unlock Value for Stockholders ▪ Unlock value for stockholders and enhance transparency through more direct comparability to Unlock Value pure-play industry peers Reduced Equity ▪ Flexibility to meaningfully reduce future equity financing needs, including with respect to Needs MountainWest ▪ Compelling financial profiles that more accurately reflect the strengths and opportunities of Attractive each business and, as a result, they will be able to more efficiently finance themselves while Financial Profile providing a more targeted investment opportunity for stockholders Capital and ▪ Improved capital allocation efficiency and strategic flexibility (including in view of consolidation Strategic Flexibility trends) based on the specific business initiatives and objectives of each business Growth ▪ Distinct and expanding market opportunities and specific customer bases with enhanced Opportunities potential for customer base expansion and growth 2021 Year End Earnings Presentation 10 March 2, 2022

SWX Standalone Value Proposition

SWX: Pure-play, Fully Regulated Natural Gas Business

Premier Gas Delivery Network in Western United States



Southwest Gas HOLDINGS
Mountain West
ROCKIES
NEVADA
CALIFORNIA
SOUTHWEST GAS
ARIZONA
SWGC service territory
Great Basin Gas Transmission Company
MountainWest Pipeline
MountainWest Overthrust Pipeline

Two Complementary Fully Regulated Businesses

SOUTHWEST GAS

- Founded in 1931
- Headquartered in Las Vegas, Nevada
- Fully regulated natural gas distribution operations
- Serves more than 2 million customers in AZ, NV, and CA
  - Largest gas utility in AZ and NV
  - Fully decoupled rate design in all three states
- Added over 37,000 customers in 2021
- Authorized rate base of $3.9 billion as of 12/31/2021
- FERC-regulated Great Basin Gas Transmission Company
  - 900 miles of transmission pipeline assets
  - 1 BCF capacity LNG storage facility

MountainWest

- Founded in 1928 as part of Questar Corporation predecessor
- Headquartered in Salt Lake City, Utah
- 100% FERC-regulated
- Over 2,000 miles of interstate natural gas pipeline assets in UT, WY, and CO with over 8MMDth/d of transportation capacity
- 56 BCF of high-quality underground storage assets in UT
- Over 90% of revenues firm contracted
- Over 70% of revenues backed by investment grade customers
- Average top 15 customer relationship length of nearly 50 years

Southwest Gas HOLDINGS
2021 Year End Earnings Presentation
March 2, 2022 | 12

Positioned for Continued Value Creation

Delivering Rate Base Growth


Authorized Rate Base
($ in billions)
$4.9
$2.6
2017
2018
2019
2020
2021
SWGC
MWP[1]

- Rate base has nearly doubled in last 5 years
- Growth driven by:
  1) Capital investment
  2) Constructive rate case outcomes
  3) Supportive regulatory mechanisms
  4) MWP acquisition

Committed to ROE Performance


SWGC Earned ROE
7.5%
7.8%
2020
2021

- ROE improvement at SWGC supported by optimized capital plan and frequent rate case applications expected to continue
- MWP provides accretive regulatory earnings performance

Fully Regulated Business Mix and Attractive Business Profile

- Regulated returns across gas LDC, Great Basin, and MountainWest Pipelines
- Regulatory diversification across three states and FERC
- High quality regulatory relationships
- Predictable cash flows including support from MountainWest
- Strong credit metrics and attractive financial profile
- Incremental investment opportunities across businesses, including in the energy transition

Improved Rate Base Diversification


2020
7%
3%
$3.8 bn
51%
39%
2021
21%[1]
$4.9 bn
40%
9%
30%
AZ
NV
CA
FERC

- Increased exposure to attractive FERC regulation
- Less relative exposure to any individual jurisdiction

Note: (1) MWP rate base twelve months ended Sept. 2021. MountainWest Pipelines rate base understates true earnings power due to value associated with Rockies Express Pipeline lease

Southwest Gas HOLDINGS
2021 Year End Earnings Presentation
March 2, 2022 | 13

Favorable Demand Dynamics in Our Diversified Geographic Footprint SWX’s Diverse Geographic Footprint Strong Regional Demand Dynamics Driving Consistent Growth Strong Regional Pop. Growth Strong Regional GDP Growth Southwest Gas Holdings has assembled a (’20 to ’21 national growth rankings) (YOY % change - trailing 5-year average) portfolio of gas delivery assets positioned to benefit from strong organic and 5% nd Utah: 2 4% 4% inorganic growth opportunities 4% 4% 3% 3% 3% 2% 2% th 1% 1% Arizona: 4 2019 2020 th Nevada: 9 AZ NV CO CA UT U.S. WY Sources: United States Census Bureau, Bureau of Economic Analysis SWGC Net Customer Additions Remain Strong (in thousands) NV UT CO 37 37 34 32 31 28 28 CA 26 26 17 AZ 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2021 Year End Earnings Presentation 14 March 2, 2022

Regulation – Rate Case Activity Positive rate case outcomes demonstrate constructive regulatory relationships Nevada Arizona Application Filed August 31, 2021 Application Filed December 3, 2021 ▪ $28.7M requested rate relief at Certification, including:▪ $90.7M rate relief ▪ 2-year recovery of $6.6M COVID regulatory asset ▪ $711M increase in rate base ▪ Contract revenues adjustment of $1.6M ▪ $514M investments as of end of test year ▪ Target equity ratio of 51% (actual 46.5%) ▪ $197M 12-month post test year investments ▪ Proposed ROE of 9.90% ▪ 9.90% ROE / 51% target equity ratio ▪ Proposed rate base of $1.7B ▪ Continuation of decoupling mechanism Settlement Filed February 7, 2022 ▪ Incorporation of Graham County Utilities ▪ $14.05M rate relief ▪ 3-Year recovery of $6.5M suppressed late fees ▪ $1.7B rate base ▪ Move2Zero Carbon Offset Program ▪ 9.40% ROE / 50% target equity ratio ▪ Staff/intervenor testimony July 2022 ▪ Continued/enhanced decoupling mechanism ▪ Company rebuttal testimony August 2022 ▪ Consideration of 4-Year recovery of $6.6M COVID ▪ Hearing late September/early October 2022 regulatory asset ▪ Final order anticipated March 2022 ▪ Rates effective April 1, 2022 2021 Year End Earnings Presentation 15 March 2, 2022

Regulation – Favorable Environment for Growth Safety/Reliability/Growth Programs (1) Authorized Rate Base (Billions) ▪ Capital Tracker Programs: ▪ Post Test Year Plant Adjustments $ 5.0 ▪ COYL programs ▪ Expansion Programs: 4.5 ▪ Pipe replacement programs ▪ Mesquite (NV) 4.0 ▪ Mobile home park ▪ Spring Creek (NV) 3.5 replacement program ▪ Graham County Utilities (AZ) 3.0 ▪ Meter protection program 2.5 ▪ Southern AZ LNG Facility 2.0 (2) 2017 2018 2019 2020 2021 Proposed Sustainability Initiative Programs (1) Constructive rate case outcomes combined with supportive regulatory mechanisms have supported rate base growth of ▪ RNG Purchase Authority Approval▪ Move2Zero Stipulation $1.6B, or 69%, between 2017 and 2021. (2) Pending outcome of 2021Nevada and Arizona rate cases. ▪ RNG Development 2021 Year End Earnings Presentation 16 March 2, 2022

Positioned for the Energy Transition

We are steadfast in delivering on our responsibility to create a sustainable future for our customers and the communities we serve

A Variety of Clean Energy Projects



NV
CA
AZ

SOUTHWEST GAS

Hydrogen
- Hydrogen blending and creation pilot with UNLV
- Hydrogen blending pilot with ASU

RNG
- Victor Valley Wastewater Reclamation Authority
- Pima County Regional Wastewater Reclamation
- Milky Way Dairy | Butterfield Dairy | Paloma Dairy
- RTC of Southern NV

Other
- Northern NV methane emissions capture pilot program
- Central AZ methane emissions capture pilot program
- NV Carbon Offset Program

MountainWest

Other
- Planned blowdown reductions
- Pilot air compressor project
- Voluntary leak detection and repair (LDAR)
- High bleed conversions
- ILI pigging ZEVAC/flaring
- Well workovers flaring



WY
UT
CO

Southwest Gas HOLDINGS

Strategic Focus

- Operating a tight system by further reducing leaks
- Proactively advancing sustainable energy projects
- Establishing regulatory frameworks
- Helping make RNG available to the market by connecting sources to end users and investing in infrastructure
- Developing unique partnerships to study and develop standards for hydrogen creation and blending
- Exploring opportunities for CO_2 transportation and sequestration
- Continuing to work with transportation partners to reduce GHG emissions with CNG and RNG
- Implementing emissions reductions technology as part of our operations procedures

Southwest Gas HOLDINGS
2021 Year End Earnings Presentation
March 2, 2022 | 17

Benefits for SWX as a Fully Regulated Natural Gas Business ✓ Predictable, low-risk growth associated with utility earnings Stable Regulated ✓ Strong, consistent cash flow production by pipeline assets Earnings Profile ✓ Optimized capital plan ✓ Utility: Arizona, Nevada, and California Diverse Geographic Footprint ✓ Pipeline: Utah, Nevada, Wyoming, and Colorado ✓ Superior regional population growth trends Favorable Demand Dynamics ✓ Strong economic tailwinds ✓ Advancing operational excellence Focused on the Fundamentals ✓ Continued commitment to safety and reliability ✓ RNG and hydrogen opportunities Positioned for the ✓ Reducing transportation emissions Energy Transition ✓ Coal-to-gas conversions 2021 Year End Earnings Presentation 18 March 2, 2022

Centuri Standalone Value Proposition

Strategic Utility Infrastructure Services Leader High-Quality Utility Customer Base Service Territory ⚫ Centuri Corporate Headquarters ⚫ Canyon Pipeline Gas Electric Combination ⚫ Linetec Services ~10,500 ⚫ Neuco employees ⚫ NPL supporting North ⚫ NPL Canada American gas and ⚫ National Powerline ⚫ Riggs Distler electric utilities ⚫ WSN Construction GAS GROUP With the resources and capabilities to stand on its own, Centuri is a POWER GROUP diversified platform that enhances future growth avenues while reducing risk CANADA GROUP 2021 Year End Earnings Presentation 20 March 2, 2022

Proven Performance Track Record ($ in millions) (2) Revenues Adjusted EBITDA Riggs Distler Pro Forma Riggs Distler Pro Forma $3,000 $300 $2,500 $250 $38 $307 (4) (4) CAGR 15.2% CAGR 14.1% $2,000 $200 $1,500 $150 $2,159 $213 $214 $1,000 $100 $1,948 $1,751 $176 $1,522 $142 $1,246 $1,139 $115 $110 $500 $1,009 $50 $100 $97 $78 $740 $651 $65 $606 $0 $0 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 (1) 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 (3) (1) Includes $307 million of revenues recorded by Riggs Distler prior to the acquisition (2) Adjusted EBITDA excludes transaction related costs and non-cash stock compensation expense (3) Includes $38 million of adjusted EBITDA earned by Riggs Distler prior to acquisition; see appendix for EBITDA reconciliation (4) Compound annual growth rate from 2012 to 2021 including Riggs Distler after the acquisition 2021 Year End Earnings Presentation 21 March 2, 2022

Long-Term Utility Customer Contracts Bolster Cash Flow Quality and Growth Potential (1) Diverse Infrastructure Service Offerings Gross Profit by Segment Revenues by Geography Revenues by Segment IL 15% 11% 16% All Other MA 29% 6% 30% AZ 24% 59% 60% 6% TX Canada 5% 13% CA 5% MD PA LA OK 5% IN 3% 5% 4% 4% Gas Infra Ins Ele tr cuc tritcur Ins etruc Ottur he er Instructure (1) Attractive and Low Risk Contract Mix Contract Pricing Type Contract Structure Type 100% 100% Fixed Price 12% Bid Contract 23% 75% 75% Master Services Unit Price 64% 50% 50% Agreement 77% 25% 25% Time and Materials 24% 0% 0% 12 Months Ended December 2021 12 Months Ended December 2021 (1) Revenues by segment, gross profit by segment, revenues by geography, contract pricing type and contract structure type re present percent of 2021 revenues 2021 Year End Earnings Presentation 22 March 2, 2022 RISK

Strong Tailwinds Across Related Infrastructure End Markets Support Long-Term Growth

Electric Utility Distribution

Aging Electric Infrastructure[1]
Distribution infrastructure age relative to useful lifespan



Distribution Infrastructure
41%
55%
4%
Near end of useful life
At end of useful life
Within useful life

Growing CapEx Spend[2]
North American Distribution Capex



$70
$60
$50
$40
$30
$20
$10
$0
($ Billions)
2014A
2015A
2016A
2017A
2018A
2019A
2020A
2021E
2022E
2023E
2024E
2024E

Gas Utility Distribution

Aging Gas Infrastructure[3]
Gas Distribution Pipelines Constructed
(By decade)



5%
2%
9%
15%
13%
16%
21%
19%
Pre-1940s
1940s
1950s
1960s
1970s
1980s
1990s
2000s

Nearly 45% of gas distribution infrastructure is near or at the end of its useful life of 40 years

Construction Spend on Distribution[2]
Strong growth for new and replacement



$30
$20
$10
$0
($ Billions)
2015A
2016A
2017A
2018A
2019A
2020A
2021E
2022E
2023E
2024E

5G Datacom

Global Small Cell New Deployments by Environment[2]
(Units in millions)



Enterprise
Urban
Residential and Rural
2.7
3.9
5.5
6.3
6.7
7.2
7.8
8.9
10.3
2017A
2018A
2019A
2020A
2021E
2022E
2023E
2024E
2025E

Energy Transition

Accelerating U.S. Capacity and Investment[3]
(Units in gigawatts; $ in billions)



Operating Offshore Wind Capacity
Total Capital Investment
2 GW
4 GW
17
25 GW
108
37 GW
166
2020A
2025E
2030E
2035E

[1] Department of Energy; [2] The C Three Group, LLC; [3] American Gas Association

Southwest Gas HOLDINGS
2021 Year End Earnings Presentation
March 2, 2022
23

Centuri is Well-Positioned with Experienced Leadership and High-Quality Business Model ✓ Utility focused infrastructure services company with high-quality businesses located Strategic Focus throughout North America Positioned for ✓ Strong tailwinds across utility end markets support long-term growth Continued Growth ✓ Expansion into new high growth markets such as 5G, electrification, and renewables ✓ With Riggs Distler, Centuri now has a full service offering to customers across the utility and Comprehensive Utility infrastructure landscape Business Model ✓ Comprehensive capabilities cover the entire utility value chain ✓ Long-tenured blue-chip utility customer base High-Quality MSAs ✓ Highly recurring revenue underpinned by long-term MSAs and low-risk contracts ✓ Commitment to optimal capital structure Capital Structure ✓ Fully prepayable capital structure provides flexibility ✓ Strong and highly engaged management team averaging 20 or more years of experience in Experienced the utility infrastructure services market Leadership Team 2021 Year End Earnings Presentation 24 March 2, 2022

2021 Financial Results and 2022 Guidance

Summary of Operating Results Results of Consolidated Operations Year months ended December 31, 2021 2020 (in millions, except per share items) Natural gas operations income $ 187.1 $ 159.1 Utility infrastructure services income 40.4 74.9 Corporate and administrative (26.8) (1.7) Net income $ 200.8 $ 232.3 (1) Adjustments 46.0 - Adjusted net income $ 246.8 $ 232.3 Basic earnings per share $ 3.39 $ 4.15 Diluted earnings per share $ 3.39 $ 4.14 Basic adjusted earnings per share $ 4.17 $ 4.15 Diluted adjusted earnings per share $ 4.17 $ 4.14 Weighted average common shares 59.145 55.998 Weighted average diluted shares 59.259 56.076 Notes: (1) Net of tax adjustments: $21.5 Riggs acquisition related costs and partial year net loss, $17.3 MWP acquisition and related costs, $3.4 activism response costs, $3.8 legal accrual 2021 Year End Earnings Presentation 26 March 2, 2022

Company Guidance OUTLOOK FOR 2022 2022 Revenue: 2022 Capex: 2022 Revenue: MountainWest Pipelines (5) Term Loan Refinancing : $2.65 - $2.80 billion $650 - $700 million $240 - $245 million $1.6 billion term loan to (2) 2022 Normalized 2022 Net Income : 2022 Normalized be refinanced (1) (4) EBITDA Margin : $200 - $210 million EBITDA Margin : 11% - 12% 68% - 72% (3) 5-year Rate Base CAGR : Dividend Payout Ratio MWP Accretion: 7% Pre-separation: Acquisition accretive to 55% - 65% of earnings SWX EPS exclusive of non- Post-separation: comparable recurring integration costs with pure-play utilities (1) Normalized EBITDA margin excludes (2) Inclusive of $3-$5mm COLI earnings (4) Normalized EBITDA margin excludes (5) Overall equity financing plan subject to non-recurring costs associated with the (3) CAGR 2022-26 non-recurring costs associated with MWP reduction based on ongoing discussions separation integration with rating agencies around improvement in SWX and SWG business risk profiles 2021 Year End Earnings Presentation 27 March 2, 2022

Strategic Separation to Create Two Great Companies Positioned for Excellence Continuing Strong Growth and Value Proposition for Stockholders ✓ Separation of Centuri unlocks value and positions Southwest Gas and Centuri to optimize stockholder value ✓ Compelling financial profiles, more accurately reflecting strengths and investment opportunities ✓ Provides strategic flexibility, capital efficiency, and reduced complexity SWX – a Fully Regulated Natural Gas Leader ✓ Significant population growth and strong demand across service territories, including recently acquired MountainWestpipelines ✓ Positioned to offer strong, consistent risk-adjusted total returns, including a competitive dividend ✓ Improved capital allocation opportunities and strategic flexibility to lead energy transition Centuri – a Strategic Utility Infrastructure Services Company ✓ Attractive blue-chip customer base with significant growth opportunities in infrastructure modernization and energy transition ✓ Positioned for growth in 5G datacom buildout, offshore wind, and other renewable energy transition programs ✓ Highly recurring revenue and growing cash flow 2021 Year End Earnings Presentation 28 March 2, 2022

Appendix

Authorized Rate Base And Rates Of Return NATURAL GAS OPERATIONS SOUTHWEST GAS CORPORATION GAS OPERATIONS SEGMENT Authorized % of Authorized Authorized Rate Base Total Rate of Authorized Common Rate Jurisdiction (In thousands) Rate Base Return ROE Equity Ratio (1) Arizona $ 1,930,612 48.49% 7.03% 9.10% 51.10% (2) Southern Nevada 1,325,236 33.28 6.52 9.25 49.26 (2) Northern Nevada 154,966 3.89 6.75 9.25 49.26 (3) Southern California 285,691 7.17 7.11 10.00 52.00 (3) Northern California 92,983 2.34 7.44 10.00 52.00 (3) South Lake Tahoe 56,818 1.43 7.44 10.00 52.00 (4) Great Basin Gas Transmission Company 135,460 3.40 8.30 11.80 51.75 Total $ 3,981,766 100.00 % Weighted average authorized Return on Common Equity (ROE) 9.35% (1) Rates effective January 1, 2021 (2) Rates effective October 7, 2020 (3) Rates effective April 1, 2021 (4) Rates effective December 1, 2019 2021 Year End Earnings Presentation March 2, 2022 30

Diversified And Growing Customer Base NATURAL GAS OPERATIONS Year Ended December 31, 2021 Customer & Operating Margin Distribution 4% By State 11% ▪ Decoupled rate structure in all three Other Sales Transportation states Margin Customers Customers Customers ▪ Residential and small commercial customers represent over 99% of the 12% 10% total customer base ▪ 85% of margin (residential and small 53% 54% 34% 37% commercial) under decoupled rate 85% structure Residential and Small Commercial ▪ 37,000 first-time meter sets Arizona Nevada California ▪ Continued growing customer base 2021 Year End Earnings Presentation March 2, 2022 31

Rate Base Growth Total Increase Decrease $ 9 Rate base amounts reflect estimated total investment in 8 $1.5 facilities necessary to provide $1.5 7 $3.4 utility service. This is different $0.12 6 than our authorized rate base, which is the rate base investment 5 that has been approved by our 4 regulatory bodies and that is $6.9 3 reflected in rates. $4.9 2 Projecting 7% Compound Annual 1 Growth Rate (CAGR) in rate base - (2022-2026). Dec-21 Rate Net CapEx Depreciation, Deferred Dec-26 Rate Base Amortization Taxes Base 2021 Year End Earnings Presentation March 2, 2022 32 Billions of Dollars

Summary Operating Results UTILITY INFRASTRUCTURE SERVICES (IN THOUSANDS) Twelve Months Ended December 31, 2021 2020 Revenues $ 2,158,661 $ 1,948,288 (1) Cost of sales 1,950,893 1,734,433 Gross profit 207,768 213,855 (2) General and administrative expenses 104,901 80,939 Amortization of intangible assets 17,316 10,789 Operating income 85,551 122,127 Other income (deductions) 1,067 (207) Net interest deductions 20,999 9,269 Income before income taxes 65,619 112,651 Income tax expense 18,776 31,128 Net income 46,843 81,523 Net income attributable to noncontrolling interests 6,423 6,661 Contribution to consolidated net income attributable to Centuri $ 40,420 $ 74,862 (3) Adjusted contribution to consolidated net income attributable to Centuri $ 51,878 $ 74,862 (1) Included in cost of sales during the twelve months ended December 31, 2021 and 2020 is depreciation expense of $95,952 and $8 2,894, respectively (2) Included in general and administrative expenses during the twelve months ended December 31, 2021 and 2020 is depreciation exp ense of $4,375 and $3,049, respectively (3) Excludes the impact of the write-off of deferred financing fees and debt modification costs and acquisition costs, net of income tax expense 2021 Year End Earnings Presentation March 2, 2022 33

Top 20 Customers Total Centuri Revenue >87% From Regulated Utilities UTILITY INFRASTRUCTURE SERVICES (1) Trailing Twelve Months Ended December 31, 2021 2021 Year End Earnings Presentation March 2, 2022 34

Centuri Leadership



PAUL M. DAILY
President and Chief Executive Officer

Paul is the President and Chief Executive Officer for Centuri Group, Inc. He is responsible for the management, strategy, profitable growth, and operation of Centuri and its subsidiaries throughout the U.S. and Canada. In his position, Paul is focused on collaborating with leadership and the Southwest Gas Holdings, Inc. Board of Directors to establish, develop, and implement Centuri's mission, vision, strategy, and objectives.

Through collaboration with executive leadership and management to implement strategic objectives and operating plans, Paul continues to build a solid operational and support platform to achieve continuing growth through organic and M&A initiatives.

Paul was named President and Chief Executive Officer of Centuri by Southwest Gas Corporation in April 2016. He has more than 35 years of experience, both domestic and international, in senior leadership of infrastructure engineering and construction companies, much of which has been focused on the natural gas and electric power industries. Most recently, he founded Paul M. Daily & Associates in 2014 serving as an advisor to senior executives and to private equity investors and Boards of Directors in long-term planning and assessment of growth and diversification opportunities. Prior to that, Paul was co-founder, Director, and CEO of Infrastructure and Energy Alternatives, LLC, a group of operating companies providing infrastructure design and construction services to North American energy clients while also serving as a Director on the Board of Remedial Construction Services, LP. He also held the positions of CEO for InfraSource Underground Services and Executive Vice President for Quanta's Natural Gas & Pipeline Division, and Senior Vice President of Construction and Project Delivery for Earth Tech, Inc.

Paul graduated from the United States Military Academy at West Point with a Bachelor of Science degree in mechanical engineering and an area of concentration in international economics. He spent the first nine years of his career with the United States Army as a commissioned officer, managing petroleum and water logistics for the U.S. Department of Defense.



KEVIN L. NEILL
Executive Vice President, Chief Financial Officer and Treasurer

Kevin is the Executive Vice President, Chief Financial Officer and Treasurer for Centuri Group, Inc. He is responsible for financial planning and reporting, as well as ensuring the company has adequate capital for existing and future business growth.

In his position, Kevin manages the corporate finance and accounting departments responsible for financial reporting, tax compliance, budgeting and forecasting, treasury, and internal controls. He is also actively engaged in M&A with evaluation of target companies, due diligence, transaction financing, and integration.

Kevin joined Centuri in 2012 as Senior Vice President, Chief Financial Officer and Treasurer for NPL Construction Co. He was promoted to Senior Vice President, Chief Financial Officer and Treasurer of Centuri in 2014 and then Executive Vice President, Chief Financial Officer and Treasurer in 2017. Prior to Centuri, Kevin was CFO for JDM Partners, LLC, a real estate investment holding company. There he was responsible for investor relations and reporting, due diligence, and pro forma modeling of acquisitions, cash flow forecasting, P&L budgeting, tax, insurance, and supervision of the finance and accounting teams. Before that, Kevin served Brown Family Communities as CFO. His financial leadership experience also includes the positions of Vice President of Finance for the Active Adults Division of Shea Homes, Director of Finance and Accounting for Catalytica Energy Systems, Inc., Controller and Chief Financial Officer of Royal Precision, Inc., and Assistant Controller for SunCor Development Company. Kevin started his career as a financial auditor with Arthur Andersen.

Kevin received a bachelor's degree in accounting from the University of Iowa and is a Certified Public Accountant in the State of Arizona.

CENTURI 2021 Year End Earnings Presentation March 2, 2022 | 35

Net Debt Summary (in millions as of 12/31/2021) Consolidated Total debt $ 1,247 $ 2,966 $ 450 $ 1,659 $ 6,322 Less: cash (115) (38) (18) (52) (223) Net debt $ 1,132 $ 2,928 $ 432 $ 1,607 $ 6,099 2021 Year End Earnings Presentation 36 March 2, 2022

Credit Ratings Southwest Gas Holdings, Inc. Moody's S&P Fitch Issuer Rating Baa2 BBB- BBB+ Outlook Stable Negative Rating Watch Negative Southwest Gas Corporation Moody's S&P Fitch Senior Unsecured Baa1 BBB A Outlook Stable Negative Negative Dominion Energy Questar Pipeline, LLC Centuri Group, Inc. Moody's S&P Moody's S&P Senior Unsecured Baa2 BBB- Senior Unsecured Ba2 BB- Outlook Stable Negative Outlook Stable Stable 2021 Year End Earnings Presentation 37 March 2, 2022

Non-GAAP Measure (IN THOUSANDS) Non-GAAP Measure Operating Margin – Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined as operating revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Operating margin is not, however, specifically defined in accounting principles generally accepted in the United States (“U.S. GAAP”) and is considered a non-GAAP measure. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. Reconciliation of Gross Margin to Operating Margin (Non-GAAP measure) Year ended December 31, 2021 2020 Natural Gas Operations Utility gross margin $ 570,325 $ 528,730 Plus: Operations and maintenance (excluding Admin. & General) expense 2 67,160 243,723 Depreciation and amortization expense 2 53,398 2 35,295 Operating margin $ 1,090,883 $ 1,007,748 2021 Year End Earnings Presentation March 2, 2022 38

Non-GAAP Measure

UTILITY INFRASTRUCTURE SERVICES (IN MILLIONS)

Non-GAAP Measure EBITDA *- The following table presents the non-GAAP financial measures of EBITDA and Adjusted EBITDA for the twelve-month periods ended December 31, 1996 - 2021, which, when used in connection with net income attributable to Centuri, is intended to provide useful information to investors and analysts as they evaluate Centuri's performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to Centuri or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to Centuri provides an effective evaluation of Centuri's operations period over period and identifies operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) the nonrecurring write-off of deferred financing fees relates to Centuri's amended and restated credit facility, (ii) acquisition costs vary from period to period depending on the level of Centuri's acquisition activity, and (iii) non-cash share-based compensation varies from period to period due to amounts granted in a given year. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to Centuri, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to Centuri, and information reconciling the GAAP and non-GAAP financial measures, are included below.*

	For The Years Ended December 31,												
	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Non-GAAP measures)													
Contribution to consolidated net income attributable to Centuri	$ 3.2	$ 0.6	$ 2.7	$ 3.8	$ 4.4	$ 4.5	$ 4.7	$ 4.3	$ 8.4	$ 10.2	$ 12.4	$ 10.8	$ 7.2
Net interest deductions	0.9	1.5	1.1	1.6	1.8	2.0	1.5	0.9	0.6	1.0	1.7	2.0	1.8
Income tax expense	2.6	0.6	2.4	3.1	3.4	3.5	2.9	3.0	5.5	6.8	8.3	6.9	5.2
Depreciation and amortization	6.6	10.1	8.6	10.3	12.0	14.0	15.0	15.6	15.5	18.3	22.3	25.4	27.4
EBITDA	13.3	12.9	14.8	18.8	21.5	24.0	24.2	23.8	30.1	36.3	44.6	45.1	41.7
Write-off of deferred financing fees	-	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition costs	-	-	-	-	-	-	-	-	-	-	-	-	-
Non-cash share-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	$ 13.3	$ 12.9	$ 14.8	$ 18.8	$ 21.5	$ 24.0	$ 24.2	$ 23.8	$ 30.1	$ 36.3	$ 44.6	$ 45.1	$ 41.7

	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Non-GAAP measures)													
Contribution to consolidated net income attributable to Centuri	$ 8.1	$ 12.5	$ 20.9	$ 16.7	$ 21.2	$ 24.3	$ 26.7	$ 32.6	$ 38.4	$ 45.0	$ 52.4	$ 74.9	$ 40.4
Net interest deductions	1.2	0.6	0.8	1.1	1.1	3.8	7.8	6.7	8.0	14.2	14.1	9.3	21.0
Income tax expense	4.5	7.9	13.7	10.3	12.6	14.8	18.5	19.9	2.4	18.4	21.4	31.1	18.8
Depreciation and amortization	23.2	20.0	25.2	37.4	43.0	48.9	56.7	55.7	49.0	57.4	87.6	96.7	117.6
EBITDA	36.9	40.9	60.6	65.5	77.8	91.7	109.7	114.8	97.8	135.0	175.5	212.0	197.8
Write-off of deferred financing fees	-	-	-	-	-	-	-	-	-	-	-	-	0.7
Acquisition costs	-	-	-	-	-	5.1	-	-	2.6	6.9	-	-	14.0
Non-cash share-based compensation	-	-	-	-	-	-	-	-	-	-	0.1	0.8	1.7
Adjusted EBITDA	$ 36.9	$ 40.9	$ 60.6	$ 65.5	$ 77.8	$ 96.8	$ 109.7	$ 114.8	$ 100.4	$ 141.9	$ 175.6	$ 212.8	$ 214.2

CENTURI

2021 Year End Earnings Presentation

March 2, 2022 | 39

Non-GAAP Measure

UTILITY INFRASTRUCTURE SERVICES
(IN THOUSANDS)

***Adjusted Net Income Attributable to Centuri** - The following table presents the non-GAAP financial measure of Adjusted Net Income Attributable to Centuri for the twelve-month periods ended December 31, 2020 - 2021, which, when used in connection with net income attributable to Centuri, is intended to provide useful information to investors and analysts as they evaluate Centuri's performance. Management believes that the exclusion of certain items from net income attributable to Centuri enables it to more effectively evaluate Centuri's operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) the write-off of deferred financing fees and debt modification costs relate to Centuri's amended and restated credit facility, (ii) acquisition costs vary from period to period depending on the level of Centuri's acquisition activity, (iii) the nonrecurring impact of the Tax Cuts and Jobs Act of 2017, (iv) non-cash share-based compensation varies from period to period due to amounts granted in a given year, (v) amortization of intangible assets vary from period to period depending on the level of Centuri's acquisition activity, and (vi) the income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods. Because Adjusted Net Income Attributable to Centuri, as defined, excludes some, but not all, items that affect net income attributable to Centuri, such measure may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to Centuri, and information reconciling the GAAP and non-GAAP financial measures, are included below.*

	Year Ended December 31,	
	2020	2021
Reconciliation of Adjusted Net Income attributable to Centuri		
Contribution to consolidated net income attributable to Centuri	$ 74,862	$ 40,420
Adjustments:		
Write-off of deferred financing fees	-	1,128
Acquisition costs	-	13,978
Impact of the Tax Cut and Job Act of 2017	-	-
Income tax impact of adjustments	-	(3,648)
Adjusted net income attributable to Centuri before certain non-cash adjustments	74,862	51,878
Non-cash share-based compensation	777	1,732
Amortization of intangible assets	10,789	17,316
Income tax impact of non-cash adjustments	(2,845)	(4,600)
Adjusted net income attributable Centuri	$ 83,583	$ 66,326

CENTURI
2021 Year End Earnings Presentation
March 2, 2022 | 40